EXHIBIT 32.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

   PURSUANT TO SS. 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SS. 1350)

         I, Eric P. Graap, as Senior Vice President and Chief Financial Officer of Fauquier Bankshares, Inc., certify that, to the best of my knowledge and belief, the Annual Report on Form 10-K for the period ended December 31, 2003, which accompanies this certification fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Fauquier Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.



         Dated:   March 30, 2004              /s/  Eric P. Graap
                                            ----------------------------
                                                   Eric P. Graap
                                                   Senior Vice President and
                                                   Chief Financial Officer





A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fauquier Bankshares, Inc. and will be retained by Fauquier Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.